UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): September 29, 2005
Cardinal Health, Inc.
(Exact Name of Registrant as Specified in its Charter)
Ohio
(State or Other Jurisdiction of Incorporation)

1-11373 (Commission File Number)	31-0958666 (IRS Employer Identification Number)
7000 Cardinal Place, Dublin, Ohio 43017
(Address of Principal Executive Offices, Including Zip Code)
(614) 757-5000
(Registrant’s Telephone Number, Including Area Code)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
     On September 29, 2005, Cardinal Health Funding, LLC (“Funding”), a wholly-owned receivables financing subsidiary of Cardinal Health, Inc. (the “Company”), entered into an amendment to the Amended and Restated Receivables Purchase Agreement, dated as of May 21, 2004 (as amended from time to time), by and among Funding, as seller, Griffin Capital, LLC, a wholly-owned subsidiary of the Company, as servicer, Preferred Receivables Funding Corporation, Falcon Asset Securitization Corporation and Liberty Street Funding Corp., each as conduits, The Bank of Nova Scotia, individually and as managing agent, and JPMorgan Chase Bank, N.A. (successor by merger to Bank One, NA (Main Office Chicago)), individually and as agent, that extends the term of the facility to September 28, 2006. JPMorgan Chase Bank, N.A. or its affiliate serves as trustee under certain of the Company’s indentures, participates as a lender, syndication agent, lead arranger and book manager under the Company’s 5-year bank revolving credit facilities and participates as a dealer and issuing and paying agent under the Company’s commercial paper program. The Bank of Nova Scotia participates as a lender under one of the Company’s 5-year bank revolving credit facilities.
     The amendment is filed as Exhibit 10.01 to this report and the description of the amendment in this report is qualified in its entirety by reference to the exhibit.
Item 9.01 Financial Statements and Exhibits
(c) Exhibits
10.01	Amendment No. 5 to Amended and Restated Receivables Purchase Agreement, dated as of September 29, 2005, by and among Cardinal Health Funding, LLC, Griffin Capital, LLC, each entity signatory thereto as a Conduit, each entity signatory thereto as a Financial Institution, each entity signatory thereto as a Managing Agent and JPMorgan Chase Bank, N.A. (successor by merger to Bank One, NA (Main Office Chicago)), as the Agent.
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cardinal Health, Inc. (Registrant)
Date: October 3, 2005	By:	/s/ Brendan A. Ford
		Name:	Brendan A. Ford
		Title:	Executive Vice President – Corporate Development, Interim General Counsel and Secretary

EXHIBIT INDEX
10.01	Amendment No. 5 to Amended and Restated Receivables Purchase Agreement, dated as of September 29, 2005, by and among Cardinal Health Funding, LLC, Griffin Capital, LLC, each entity signatory thereto as a Conduit, each entity signatory thereto as a Financial Institution, each entity signatory thereto as a Managing Agent and JPMorgan Chase Bank, N.A. (successor by merger to Bank One, NA (Main Office Chicago)), as the Agent.